UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☒	Soliciting Material Under Rule 14a-12

FORWARD AIR CORPORATION
(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA CATALYST SPV I LP – SERIES I

ANCORA CATALYST SPV I LP – SERIES J

ANCORA CATALYST SPV I LP – SERIES K

ANCORA CATALYST SPV I LP – SERIES L

ANCORA CATALYST SPV I SPC LTD. – SEGREGATED PORTFOLIO E

ANCORA ADVISORS, LLC

ANCORA ALTERNATIVES LLC

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP INC.

INVERNESS HOLDINGS LLC

ANCORA HOLDINGS INC.

FREDERICK DISANTO

JAMES M. CHADWICK

ANDREW C. CLARKE

DAWN GARIBALDI

SCOTT M. NISWONGER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Forward Air Corporation, a Tennessee corporation (the “Company”).

Item 1: On March 4, 2021, a podcast interview with Jim Chadwick, head of alternatives at Ancora Advisors LLC and a director nominee of Ancora, was posted on The Deal’s website. An audio recording of the interview is currently available at: https://podcasts.apple.com/us/podcast/activist-investing-today-ancoras-chadwick-on-kohls/id1463403514?i=1000511784196. A written transcript of the interview is attached as Exhibit 1 hereto.

Source: The Deal. Activist Investing Today podcast with Ronald Orol. The Deal is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this podcast interview in our proxy solicitation.

Item 2: On March 8, 2021, The Deal published the following article:

Activist Investing Today Podcast: Ancora’s Chadwick on Kohls, Forward Air

Ancora’s head of alternative investments, discussed why retailers should consider sale leasebacks and how ex-CFOs and founders can help drive an activist campaign.

Struggling retailers should consider selling and leasing back real estate to boost their valuations, according to Jim Chadwick, head of alternative investments and portfolio manager at Ancora Advisors LLC.

Big box retailers own real estate that is effectively not getting any value from the markets — and in some cases the market isn’t even aware of due to limited disclosure requirements, Chadwick said during the latest episode of The Deal's Activist Investing Today podcast.

“What is new is that over the past several years as retail has fallen out of favor and a lot of retailers are trading at very low multiples, when you see that and have an asset [real estate] that is getting no value from the market and often times unknown by the market because of [very limited] disclosure requirements,” Chadwick said.

Chadwick talked about the fund’s sale leaseback thesis for Kohl’s Corp., (KSS) a discount retailer that Ancora and three other fund’s targeted last month with a change-of-control director contest. Chadwick suggested that proceeds from sale leasebacks could be used to de-leverage and to buy back stock.

“In the case of Kohl’s, as with Big Lots, the real estate value was a significant portion of the market cap today,” Chadwick said. “We think at Kohl’s there is $7 billion of real estate value that could be monetized.”

Chadwick also discussed the fund’s allocation strategy as well as three director-election contests it launched in 2021. Among the campaigns, he discussed how Ancora was able to get Forward Air Corp.’s (FWRD) founder and ex-CFO to help drive the activist fund’s campaign at the freight logistics company and why he thinks both strategic and PE firms could bid to buy Blucora Inc.’s (BCOR) TaxAct software business.

Finally, Chadwick also explained how he developed a “passion” for activism during a four-year stint working for Ralph Whitworth’s pioneering activist fund Relational Investors.

Source: The Deal. The Deal is not a party to and has not endorsed our proxy solicitation and has not consented to the use of this article in our proxy solicitation.

Ronald Orol for The Deal.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of shareholders of Forward Air Corporation, a Tennessee corporation (the “Company”).

ANCORA STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Ancora Catalyst Institutional, LP (“Ancora Catalyst Institutional”), Ancora Catalyst, LP (“Ancora Catalyst”), Ancora Merlin Institutional, LP (“Ancora Merlin Institutional”), Ancora Merlin, LP (“Ancora Merlin”), Ancora Catalyst SPV I LP – Series I (“Ancora SPV I”), Ancora Catalyst SPV I LP – Series J (“Ancora SPV J”), Ancora Catalyst SPV I LP – Series K (“Ancora SPV K”), Ancora Catalyst SPV I LP – Series L (“Ancora SPV L”), Ancora Catalyst SPV I SPC Ltd. – Segregated Portfolio E (“Ancora SPC E” and together with Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin Institutional, Ancora Merlin, Ancora SPV I, Ancora SPV J, Ancora SPV K and Ancora SPV L, the “Ancora Funds”), Ancora Advisors, LLC (“Ancora Advisors”), Ancora Alternatives LLC (“Ancora Alternatives”), Ancora Family Wealth Advisors, LLC (“Ancora Family Wealth”), The Ancora Group Inc. (“Ancora Inc. “), Inverness Holdings LLC (“Inverness Holdings”), Ancora Holdings Inc. (“Ancora Holdings”), Frederick DiSanto, James M. Chadwick, Andrew C. Clarke, Dawn Garibaldi and Scott M. Niswonger.

As of the date hereof, Ancora Catalyst Institutional directly owns 234,417 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, Ancora Catalyst directly owns 18,004 shares of Common Stock. As of the date hereof, Ancora Merlin Institutional directly owns 230,999 shares of Common Stock. As of the date hereof, Ancora Merlin directly owns 21,450 shares of Common Stock. As of the date hereof, Ancora SPV I directly owns 165,004 shares of Common Stock. As of the date hereof, Ancora SPV J directly owns 188,345 shares of Common Stock. As of the date hereof, Ancora SPV K directly owns 190,725 shares of Common Stock. As of the date hereof, Ancora SPV L directly owns 84,541 shares of Common Stock. As of the date hereof, Ancora SPC E directly owns 483,130 shares of Common Stock. As of the date hereof, 135,884 shares of Common Stock were held in a certain managed account for which Ancora Advisors serves as the investment adviser to (the “Ancora Advisors SMA”). As of the date hereof, 1,300 shares of Common Stock were held in a certain managed account for which Ancora Family Wealth serves as the investment adviser to (the “Ancora Family Wealth SMA”). As of the date hereof, Mr. Clarke beneficially owns 2,500 shares of Common Stock held in the Andrew C. Clark revocable trust, of which Mr. Clarke is the sole settlor, beneficiary and trustee. As of the date hereof, Mr. Niswonger directly owns 10,000 shares of Common Stock. Ancora Advisors, as the investment adviser to the Ancora Advisors SMA, may be deemed the beneficial owner of the 135,884 shares of Common Stock held in the Ancora Advisors SMA. Ancora Alternatives, as the investment adviser to each of the Ancora Funds and the general partner of each of the Ancora Funds other than Ancora SPC E, may be deemed the beneficial owner of an aggregate of 1,616,615 shares of Common Stock owned by the Ancora Funds. Ancora Family Wealth, as the investment adviser to the Ancora Family Wealth SMA, may be deemed the beneficial owner of the 1,300 shares of Common Stock held in the Ancora Family Wealth SMA. Ancora Inc., as the sole member of Ancora Advisors, may be deemed the beneficial owner of the 135,884 shares of Common Stock held in the Ancora Advisors SMA. Inverness Holdings, as the sole member of Ancora Family Wealth, may be deemed the beneficial owner of the 1,300 shares of Common Stock held in the Ancora Family Wealth SMA. Ancora Holdings, as the sole member of each of Ancora Alternatives and Inverness Holdings and the sole shareholder of Ancora Inc., may be deemed the beneficial owner of an aggregate of 1,753,799 shares of Common Stock owned by the Ancora Funds and held in the Ancora Advisors SMA and Ancora Family Wealth SMA. Mr. DiSanto, as the Chairman and Chief Executive Officer of Ancora Holdings, may be deemed the beneficial owner of 1,753,799 shares of Common Stock owned by the Ancora Funds and held in the Ancora Advisors SMA and Ancora Family Wealth SMA. As of the date hereof, neither Mr. Chadwick nor Ms. Garibaldi owns any shares of Common Stock.